Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)

	For the Month Ended March 31,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$183,726	58%	$592,492	80%
Correspondent Bulk	13,386	4	55,395	7
Retail	117,647	38	93,410	13
Total	$314,759	100%	$741,297	100%

Funding Days in the Month	22		23
Average Originations Per Funding Day	$14,307		$32,230

	For the Three Months Ended March 31,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$1,048,068	73%	$1,473,521	80%
Correspondent Bulk	45,361	3	112,614	6
Retail	348,246	24	248,690	14
Total	$1,441,675	100%	$1,834,825	100%

Year to Date Funding Days	62		62
Average Originations Per Funding Day	$23,253		$29,594

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(unaudited)

	For the Month Ended March 31, 2007
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	8.25%	84.2%	701	22%
620 to 659	8.74	83.1	638	26
580 to 619	9.12	82.4	600	22
540 to 579	9.46	78.1	559	20
539 and below	9.78	74.8	527	10
	8.96%	81.4%	618	100%

Summary by Program Type
2-Year Fixed	9.29%	81.3%	606	33%
2-Year Fixed 40/30	8.95	83.1	609	22
30-Year Fixed	8.82	77.3	612	18
2-Year Fixed Interest-only	8.18	83.5	657	9
40/30-Year Fixed	8.80	78.7	623	6
30/15-Year Fixed	11.64	99.6	669	4
3-Year Fixed	8.89	82.0	610	2
Other Products	7.26	77.0	643	6
	8.96%	81.4%	618	100%
Weighted Average
Coupon Excluding MTA	9.03%

Note: The origination data on this report includes loans secured by second mortgages.